                                                                Exhibit 4.3





                             COSTILLA ENERGY, INC.


                         10 1/4% SENIOR NOTES DUE 2006



                               -----------------

                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of January 16, 1998


                                       to


                                   INDENTURE


                          Dated as of October 1, 1996



                               -----------------


                      STATE STREET BANK AND TRUST COMPANY

                 FIRST SUPPLEMENTAL INDENTURE, dated as of January 16, 1998 (the "Supplemental Indenture"), by and between Costilla Energy, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 400 West Illinois, Suite 1000, Midland, Texas 79701 (the "Company") and State Street Bank and Trust Company, as Trustee (the "Trustee").

                                R E C I T A L S:

                 WHEREAS, the Company and the Trustee have heretofore executed and delivered that certain Indenture, dated as of October 1, 1996 (the "Indenture") providing for the issuance of its 10 1/4% Senior Notes due 2006 (the "Notes"). All terms used, but not otherwise defined, in this First Supplemental Indenture shall have the meanings assigned to such terms in the Indenture;

                 WHEREAS, Section 9.02 of the Indenture provides that, the Company and the Trustee may amend or supplement the Indenture with the consent of holders of not less than a majority in principal amount of the outstanding Notes;

                 WHEREAS, Section 9.07 of the Indenture provides that the Trustee shall execute any supplemental indenture or other amendment authorized pursuant to Article IX of the Indenture; and

                 WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done;

                 NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

                                  ARTICLE ONE

                 (a) Section 1.01 of the Indenture is hereby amended as follows:

                 (i) The following definitions are hereby amended in their entirety to read as follows:

                 "Credit Facility" means a credit facility that may be entered into among the Company and the lenders parties thereto, including any related note guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, renewing, refunding, replacing, refinancing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

                 "Notes" means the Existing Notes and the New Notes.

                           (ii)   Clause (b) of the definition of "Permitted
Liens" is amended to read as follows:

                 "Liens under the Credit Facility;"

                           (iii)  The following definitions are added:

                 "Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

                 "Existing Notes" means the $100,000,000 aggregate principal amount of 10 1/4% Senior Notes of the Company issued on October 8, 1996.

                 "IAI Global Note" means any Global Note representing the aggregate principal amount of New Notes held by Institutional Accredited Investors.

                 "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1),
         (2), (3) or (7) under the Securities Act.

                 "New Notes" means the 10 1/4% Senior Notes of the Company issued at any time after the Issue Date (other than any Notes issued in exchange for Existing Notes pursuant to Section 2.06 or 2.07 under the Indenture).

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                 "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

                 "Registration Rights Agreement" means the Registration Rights Agreement dated as of January 16, 1998 between the Company, BT Alex. Brown Incorporated and Prudential Securities Incorporated.

                 "Regulation S" means Regulation S under the Securities Act.

                 "Regulation S Global Note" means a Global Note representing the aggregate principal amount of New Notes held by Non-U.S. Persons.

                 "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                 "144A Global Note" means a Global Note representing the aggregate principal amount of New Notes held by QIBs.

                 "Private Placement Legend" means the legend initially set forth in the Notes in the form set forth in Section 2.16 herein.

                 "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                 "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                 (b) The first sentence of Section 2.02 of the Indenture is hereby amended to read as follows:

                 "The aggregate principal amount of Notes outstanding at any one time shall not exceed $180,000,000 except as provided in Section
         2.07 hereof; provided, however, that any New Notes issued under this Indenture shall be issued in accordance with Section 4.12 of this Indenture.

                 (c)      The first sentence of the fourth paragraph of Section
2.02 of the Indenture is hereby amended to read as follows:

                 "Upon compliance by the Company with the provisions of the preceding paragraphs of this Section 2.02, the Trustee shall, upon receipt of the Company Order requesting such action, (1) authenticate Notes for original issuance in an aggregate principal amount not to exceed $180,000,000 in the form of a Global Note or (2) authenticate Exchange Notes or Private Exchange Notes for issuance in exchange for a like principal amount of Notes."

                 (d) Article II of the Indenture is hereby amended by adding the following Sections:

                 Section 2.16 Restrictive Legend. Each Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the date of issuance of such note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as, in the opinion of counsel, is permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT

         SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 Section 2.17     Special Transfer Provisions

                 (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the date of the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has, to the best of the Trustee's knowledge, held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

                    (ii) if the proposed transferee is a member of, or participant in, the Depositary (an "Agent Member") and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as to case may be, in an amount equal to the principal amount of Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Notes so transferred; and

                   (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                     (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                    (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in a 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such 144A Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Notes so transferred; and

                   (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

                 (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has, to the best of the Trustee's knowledge, held any beneficial interest in such Note, or portion thereof, at any time prior to or on the third anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                 (f) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.16 hereof, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                 (g) Exhibit D and Exhibit E hereto are hereby made Exhibits to the Indenture.

                                  ARTICLE TWO

                 (a) Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

                 All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of the Indenture and the Indenture as supplemented by this First

Supplemental Indenture shall be read, taken and construed as one and the same instrument for all purposes.

                 (b) The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and subject to the conditions in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, or the due execution hereof by the Company, or for or in respect of the recitals hereof, all of which recitals are made by the Company solely.

                 (c) This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                             COSTILLA ENERGY, INC.


                             By:    /s/ Bobby W. Page
                                    ---------------------------------------
                                    Name:    Bobby W. Page
                                    Title:   Senior Vice President


                             STATE STREET BANK AND TRUST
                              COMPANY


                             By:       /s/ Daniel Golden
                                    ---------------------------------------
                                    Trust Officer

                                                                       EXHIBIT A

                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors


                                                         [             ], [    ]


STATE STREET BANK AND TRUST COMPANY
[                ]
[                ]
Attention:  Corporate Trust Dept.


                 Re:  COSTILLA ENERGY, INC. (the "Company")
                       10 1/4% Senior Notes due 2006 (the "Notes")

Ladies and Gentlemen:

                 In connection with our proposed purchase of 10 1/4% Senior Notes due 2006 (the "Notes") of COSTILLA ENERGY, INC. (the "Company"), we confirm that:

                 1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

                 2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iii) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act (provided that any such sale or transfer in Canada or to or for the benefit





                                       A1
         of a Canadian resident must be effected pursuant to an exemption from the prospectus and registration requirements under applicable Canadian securities laws), (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (v) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                 3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee, the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                 4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                 5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.





                                       A2

                 You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]



                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                           [           ], [    ]

STATE STREET BANK AND TRUST COMPANY
[                ]
[                ]
Attention:  Corporate Trust Dept.


                 Re: COSTILLA ENERGY, INC. (the "Company")
                      10 1/4% Senior Notes due 2004 (the "Notes")

Ladies and Gentlemen:

                 In connection with our proposed sale of $[          ]
aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Notes was not made to a person in the United States;

                 (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) we have advised the transferee of the transfer restrictions applicable to the Notes.





                                       B1

                 You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferee]



                                        By:
                                           -----------------------------------
                                                  Authorized Signatory





                                       B2